NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income Up 32%, Net Premiums Written Up 13.3%

Greenwich, CT, October 22, 2012 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2012 of $101 million, or 71 cents per share, compared with $76 million, or 53 cents per share, for the third quarter of 2011.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2012	2011	2012	2011

Gross premiums written	$1,494,724	$1,306,300	$4,327,170	$3,821,434
Net premiums written	1,275,887	1,126,139	3,670,404	3,266,857

Net income	100,947	76,410	345,103	274,184
Net income per diluted share	0.71	0.53	2.41	1.87

Operating income (1)	86,136	62,626	283,360	227,274
Operating income per diluted share	0.61	0.43	1.98	1.55

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

W. R. Berkley Corporation     Page2

Third quarter highlights included:

•	Book value per share increased $1.13, representing a 15% increase on an annualized basis.

•	Average rates on renewed policies increased 7.0%.

•	GAAP combined ratio was 95.8%.

•	Net premiums written increased 13.3%.

•	The Company repurchased 2 million shares of its common stock at an average cost of $37.05 per share and an aggregate cost of $73 million.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We were very pleased with our third quarter results. Significant rate increases were a part of our substantial growth in the quarter, and we continue to see positive trends in most lines of business.

"It is clear, as we enter the second year of significant rate increases, that the cyclical change is no longer hypothetical. Rate increases continue to be available for disciplined companies that recognize the need for adequate returns. The consequence of declining fixed income yields has increased the need for meaningful improvement in underwriting margin. We anticipate continued price increases over the next twelve months.

"Although our current yields were virtually unchanged from a year ago, investment returns still represent the most serious obstacle to achieving adequate returns. With ten-year treasury yields hovering around 2%, it is a challenge to maintain our current portfolio yield. Our shift in focus toward investing more for capital gains has rewarded us as we achieved significant income in the first three quarters and anticipate gains in excess of $75 million in the fourth quarter.

"We remain confident that we will be able to grow and raise prices for the foreseeable future. We continue to believe that we will be able to deliver outstanding returns to our shareholders," Mr. Berkley concluded.

W. R. Berkley Corporation     Page3

Webcast Conference Call and Supplementary Information
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday October 23, 2012 at 8:30 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2012 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2012 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation     Page4

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2012	2011	2012	2011
Revenues:
Net premiums written	$1,275,887	$1,126,139	$3,670,404	$3,266,857
Change in unearned premiums	(89,354)	(70,316)	(236,863)	(211,293)
Net premiums earned	1,186,533	1,055,823	3,433,541	3,055,564
Net investment income	116,019	114,063	434,888	409,261
Insurance service fees	26,208	22,279	77,121	69,487
Net investment gains:
Net realized gains on investment sales	17,226	21,238	84,989	73,812
Change in valuation allowance, net of other-than-temporary impairments	5,000	—	9,014	(400)
Net investment gains	22,226	21,238	94,003	73,412
Revenues from wholly-owned investees	68,087	65,922	173,196	175,943
Other income	1,428	406	2,204	1,364
Total revenues	1,420,501	1,279,731	4,214,953	3,785,031
Expenses:
Losses and loss expenses	736,632	683,980	2,147,306	1,965,351
Other operating costs and expenses	451,487	407,149	1,332,024	1,196,936
Expenses from wholly-owned investees	66,177	64,388	172,438	174,059
Interest expense	32,512	28,068	93,750	84,317
Total expenses	1,286,808	1,183,585	3,745,518	3,420,663
Income before income taxes	133,693	96,146	469,435	364,368
Income tax expense	(32,685)	(19,775)	(124,291)	(90,282)
Net income before noncontrolling interests	101,008	76,371	345,144	274,086
Noncontrolling interests	(61)	39	(41)	98
Net income to common stockholders	$100,947	$76,410	$345,103	$274,184

Net income per share:
Basic	$0.74	$0.55	$2.51	$1.95
Diluted	$0.71	$0.53	$2.41	$1.87

Average shares outstanding:
Basic	136,553	138,816	137,512	140,535
Diluted	141,637	144,538	142,941	146,553

W. R. Berkley Corporation     Page5

Operating Results by Segment
(Amounts in thousands, except ratios (1) (2))

	Third Quarter		Nine Months
	2012	2011	2012	2011

Specialty:
Gross premiums written	$533,592	$454,560	$1,526,265	$1,344,139
Net premiums written	452,000	382,541	1,295,556	1,146,091
Premiums earned	420,165	367,417	1,215,417	1,047,567
Pre-tax income	59,846	70,590	204,573	237,613
Loss ratio	62.4%	58.3%	61.8%	57.8%
Expense ratio	32.1%	32.9%	32.8%	32.9%
GAAP combined ratio	94.5%	91.2%	94.6%	90.7%

Regional:
Gross premiums written	$321,659	$301,542	$926,242	$881,224
Net premiums written	295,122	277,177	852,971	817,380
Premiums earned	276,629	267,142	809,072	795,423
Pre-tax income (loss)	33,219	(11,163)	79,211	(2,770)
Loss ratio	57.2%	74.2%	60.8%	71.5%
Expense ratio	35.9%	35.9%	36.5%	36.2%
GAAP combined ratio	93.1%	110.1%	97.3%	107.7%

Alternative Markets:
Gross premiums written	$272,327	$222,423	$764,643	$656,062
Net premiums written	205,210	174,744	556,067	497,117
Premiums earned	177,041	156,820	506,149	454,156
Pre-tax income	39,433	32,984	141,089	116,007
Loss ratio	72.9%	70.9%	72.4%	71.9%
Expense ratio	24.8%	26.7%	25.8%	26.8%
GAAP combined ratio	97.7%	97.6%	98.2%	98.7%

Reinsurance:
Gross premiums written	$132,247	$118,266	$373,912	$337,696
Net premiums written	123,098	113,620	349,361	319,524
Premiums earned	111,599	103,906	327,452	315,220
Pre-tax income	21,118	16,109	74,742	66,782
Loss ratio	58.1%	61.5%	57.8%	60.9%
Expense ratio	40.0%	40.9%	40.8%	40.7%
GAAP combined ratio	98.1%	102.4%	98.6%	101.6%

International:
Gross premiums written	$234,899	$209,509	$736,108	$602,313
Net premiums written	200,457	178,057	616,449	486,745
Premiums earned	201,099	160,538	575,451	443,198
Pre-tax income	15,736	13,919	50,685	27,420
Loss ratio	60.8%	60.0%	60.5%	61.6%
Expense ratio	38.3%	39.1%	38.2%	39.9%
GAAP combined ratio	99.1%	99.1%	98.7%	101.5%

W. R. Berkley Corporation     Page6

Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1)(2))

	Third Quarter		Nine Months
	2012	2011	2012	2011

Corporate and Eliminations:
Net investment gains	$22,226	$21,238	$94,003	$73,412
Interest expense	(32,512)	(28,068)	(93,750)	(84,317)
Other revenues and expenses (3)	(25,373)	(19,463)	(81,118)	(69,779)
Pre-tax loss	(35,659)	(26,293)	(80,865)	(80,684)

Consolidated:
Gross premiums written	$1,494,724	$1,306,300	$4,327,170	$3,821,434
Net premiums written	1,275,887	1,126,139	3,670,404	3,266,857
Premiums earned	1,186,533	1,055,823	3,433,541	3,055,564
Pre-tax income	133,693	96,146	469,435	364,368
Loss ratio	62.1%	64.8%	62.5%	64.3%
Expense ratio	33.7%	34.5%	34.3%	34.7%
GAAP combined ratio	95.8%	99.3%	96.8%	99.0%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of loss ratio and expense ratio.

(2)	Losses from catastrophes were as follows (in thousands):

	Third Quarter		Nine Months
	2012	2011	2012	2011

Specialty	$4,830	$6,403	$11,653	$15,614
Regional	832	32,005	23,749	85,124
Alternative Markets	247	1,161	598	1,545
Reinsurance	394	6,383	880	17,679
International	2,450	5,198	2,504	18,854
Total	$8,753	$51,150	$39,384	$138,816

(3)
Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation     Page7

Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2012	December 31, 2011

Net invested assets (1)	$15,593,589	$14,559,781
Total assets	19,932,912	18,403,873
Reserves for losses and loss expenses	9,562,877	9,337,134
Senior notes and other debt	1,877,431	1,500,503
Junior subordinated debentures	243,154	242,997
Common stockholders’ equity (2) (3) (4)	4,324,401	3,953,356
Common stock outstanding (3) (4)	135,957	137,520
Book value per share (4) (5)	31.81	28.75
Tangible book value per share (4) (5)	31.09	28.04

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)
After-tax unrealized investment gains were $557 million and $430 million as of September 30, 2012 and December 31, 2011, respectively. Unrealized currency translation losses were $37 million and $61 million as of September 30, 2012 and December 31, 2011, respectively.

(3)	During 2012, the Company repurchased 3.3 million shares of its common stock at an average cost of $37.25 per share and an aggregate cost of $121 million.

(4)
The Financial Accounting Standards Board recently issued guidance regarding the treatment of costs associated with acquiring or renewing insurance contracts. This guidance modifies the definition of the types of costs that can be capitalized and specifies that the costs must be directly related to the successful acquisition of a new or renewed insurance contract. We adopted this guidance effective January 1, 2012 and retrospectively adjusted our previously issued financial statements (including the applicable 2011 information contained herein). The effect of adopting this guidance retrospectively was to decrease deferred acquisition costs by $84 million, common stockholders' equity by $55 million and book value per share by 40 cents as of December 31, 2011. The new guidance also resulted in minor changes to other operating costs and expenses and expense ratios.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation     Page8

Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2012	2011	2012	2011

Reconciliation of operating income to net income:
Operating income (1)	$86,136	$62,626	$283,360	$227,274
Investment gains, net of tax	14,811	13,784	61,743	46,910
Net income	$100,947	$76,410	$345,103	$274,184

Return on equity (2)	10.2%	8.4%	11.6%	10.0%

Cash flow from operations	$140,938	$268,851	$453,349	$485,243

Other operating costs and expenses:
Underwriting expenses	$399,677	$363,889	$1,177,620	$1,059,485
Service expenses	22,769	18,873	63,996	55,764
Net foreign currency (gains)	(1,575)	(2,700)	(2,873)	(2,171)
Other costs and expenses	30,616	27,087	93,281	83,858
Total	$451,487	$407,149	$1,332,024	$1,196,936

(1)
Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation     Page9

Investment Portfolio
September 30, 2012
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$937,313	6.0%
State and municipal:
Special revenue	2,198,657	14.1%
State general obligation	890,990	5.7%
Local general obligation	391,181	2.5%
Pre-refunded	995,605	6.4%
Corporate backed	430,658	2.8%
Total state and municipal	4,907,091	31.5%
Mortgage-backed securities:
Agency	1,145,102	7.3%
Residential - Prime	245,739	1.6%
Residential - Alt A	154,538	1.0%
Commercial	158,008	1.0%
Total mortgage-backed securities	1,703,387	10.9%
Corporate:
Industrial	1,620,807	10.4%
Financial	725,550	4.7%
Utilities	219,452	1.4%
Asset-backed	578,357	3.7%
Other	109,983	0.7%
Total corporate	3,254,149	20.9%
Foreign	1,090,472	7.0%
Total fixed maturity securities (1)	11,892,412	76.3%

Equity securities available for sale:
Common stocks	324,881	2.1%
Preferred stocks	100,441	0.6%
Total equity securities available for sale	425,322	2.7%

Cash and cash equivalents (2)	1,344,765	8.6%
Investment funds (2)	708,550	4.5%
Real estate	433,686	2.8%
Arbitrage trading account	417,446	2.7%
Loans receivable	371,408	2.4%
Net invested assets	$15,593,589	100.0%
(1)Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years.

(2)
Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Investment funds are net of related liabilities of $39 million.

W. R. Berkley Corporation     Page10

Foreign Fixed Maturity Securities
September 30, 2012
(Amounts in thousands)

	Government	Corporate	Total
Australia	$204,583	$113,990	$318,573
United Kingdom	139,804	33,693	173,497
Canada	121,137	51,321	172,458
Argentina	124,833	24,559	149,392
Germany	94,056	27,461	121,517
Brazil	46,650	—	46,650
Norway	38,092	—	38,092
Supranational (1)	36,950	—	36,950
Netherlands	—	11,511	11,511
Switzerland	—	11,231	11,231
Singapore	6,990	—	6,990
Uruguay	3,187	—	3,187
New Zealand	424	—	424
Total	$816,706	$273,766	$1,090,472

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.